Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-____) pertaining to the 1998 Amended Incentive Stock Plan of V-ONE Corporation of our report dated January 29, 2002, with respect to the financial statements and schedule of V-ONE Corporation for the year ended December 31, 2001 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.




                                                         /s/  Ernst & Young, LLP

McLean, Virginia
May 13, 2004